UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 5, 2005

                            BEACON POWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                         001-16171             04-3372365
 (State or Other Jurisdiction of     (Commission File Number)   (IRS Employer
            Incorporation)                                   Identification No.)

         234 BALLARDVALE STREET
             WILMINGTON, MA                                 01887
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code: 978-694-9121


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1 - Registrant's Business and Operations


Item 1.01  Entry into a Material Definitive Agreement.

         On August 5, 2005, Beacon Power Corporation (the "Company") entered into an Agreement with William E. Stanton, a member of the Board of Directors of the Company, pursuant to which Mr. Stanton relinquished 76,752 shares of vested common stock of the Company obtained in accordance with the Director's Option Agreement dated October 13, 2004 between the Company and Mr. Stanton (the "Option Agreement"). The difference between the value of the vested shares, based on the mid-point of the high and the low trading prices per share of the Company's common stock as reported on the NASDAQ SmallCap Market as of the date of the Agreement, and the exercise price of the shares, as set forth in the Option Agreement, was used by Mr. Stanton to repay in full an outstanding loan owed to the Company in the aggregate amount of $100,544.

         The full terms and conditions of the vested shares relinquishment and payment of the outstanding loan amount are set forth in the Agreement, which is filed as an exhibit to this Current Report, and is incorporated herein by reference.

                  Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

       10.1 Agreement, dated August 5, 2005, between Beacon Power Corporation and William E. Stanton.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BEACON POWER CORPORATION



Date:  August 9, 2005              By:/s/ James M. Spiezio
                                      -----------------------
                                 Name:  James M. Spiezio
                                Title:  Chief Financial Officer

                                  Exhibit Index

Exhibit No.                Description

  10.1 Agreement, dated August 5, 2005, between Beacon Power Corporation and William E. Stanton.